Exhibit 5.1


                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                            New York, New York 10019
                                 (212) 373-3000

November 13, 2000


Triarc Companies, Inc.
280 Park Avenue
New York, NY 10017

                             TRIARC COMPANIES, INC.
                       REGISTRATION STATEMENT ON FORM S-3
                       ----------------------------------


Ladies and Gentlemen:

                  In connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act (the "Rules"), Triarc Companies, Inc., a Delaware corporation (the "Company"), has requested that we furnish our opinion as to the legality of the 3,407,400 shares of the Company's Class A Common Stock, par value $0.10 per share, which are initially issuable upon conversion of the Company's Zero Coupon Convertible Subordinated Debentures due 2018 (the "Debentures"), plus those additional shares of the Company's Class A Common Stock as may become issuable upon conversion of the Debentures to prevent dilution resulting from stock splits, stock dividends or similar transactions, as provided in the indenture relating to the Debentures, all of which are being registered under the Registration Statement (the "Shares").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"): (a) the Registration Statement, (b) the Company's Certificate of Incorporation and Bylaws as currently in effect,
(c) the Company's Restated Certificate of Incorporation and (d) selected records of the Company's corporate proceedings. In addition, we have made those other examinations of law and fact as we considered relevant and necessary in order to form a basis for our opinions.

                  In our examination of the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the Documents against each party to them (other than the Company), the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of all the latter documents. As to certain matters of fact, we have relied on representations, statements or certificates of officers of the Company.

                  Based on the above, and subject to the assumptions stated in this opinion, we are of the opinion that the Shares have been duly authorized and, when issued and delivered upon conversion of the Debentures and the payment to the Company of the accreted value of the Debentures being converted, will be validly issued, fully paid and non-assessable.

                  Our opinion expressed above is limited to the federal laws of the United States, the General Corporation Law of the State of Delaware and judicial decisions interpreting these laws. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under them, which are currently in effect.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not agree or admit that we come within the category of persons whose consent is required by the Act or the Rules.


                                             Very truly yours,

                                    /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON


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